UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ___)
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☐	Soliciting Material Pursuant to §240.14a-12

Tri-Isthmus Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TRI-ISTHMUS GROUP, INC.
433 North Camden Drive #810
Beverly Hills, California 90210
U.S.A.
T: 310-860-2501
F: 310-860-1854
www.tig3.com
August 20, 2009
To Our Stockholders:
I am pleased to invite you to attend the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) of Tri-Isthmus Group, Inc. (the “Company”) to be held on Tuesday, September 29, 2009, at 10:00 a.m. local time, at the offices of K&L Gates LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201.
We also are pleased to be furnishing proxy materials to stockholders primarily over the Internet. We believe that this process expedites stockholders’ receipt of proxy materials, significantly lowers the costs of our annual meeting and conserves natural resources. On August 20, 2009, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to gain online access to our Proxy Statement for the 2009 Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as well as how to cast a vote online. For those stockholders who prefer to vote via paper Proxy Card, the Notice of Internet Availability of Proxy Materials also included instructions on how to receive a paper copy of the annual meeting materials, including the Notice of Annual Meeting, Proxy Statement and Proxy Card.
Details regarding the business to be conducted at the meeting are fully described in the Notice of Annual Meeting and Proxy Statement. I urge you to exercise your rights as a stockholder to vote and participate in this process. Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote in person, online at www.envisionreports.com/TISG, or via paper Proxy Card by requesting paper copies of the 2009 Annual Meeting materials through the process described in the Notice of Internet Availability of Proxy Materials. Voting online or via paper Proxy Card will ensure your representation at the 2009 Annual Meeting if you do not attend and vote in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials regarding each of these voting options.
Your Board of Directors and management are committed to the success of the Company and the enhancement of your investment. As Chairman of the Board of Directors and Chief Executive Officer, I thank you for your ongoing support and continued interest in the Company.

Sincerely,

David Hirschhorn
Chairman and Chief Executive Officer

Tri-Isthmus Group, Inc.
433 North Camden Drive #810
Beverly Hills, California 90210
TRI-ISTHMUS GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 29, 2009
TO THE STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) of Tri-Isthmus Group, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, September 29, 2009, at 10:00 a.m. local time, at the offices of K&L Gates LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, for the following purposes:
1.	To elect five (5) directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);
2.	To amend the Company’s Certificate of Incorporation to change the name of the Company from Tri-Isthmus Group, Inc. to First Physicians Capital Group, Inc. (Proposal No. 2);
3.	To ratify the appointment of Whitley Penn LLP as the independent accountants of the Company for the fiscal year ending September 30, 2009 (Proposal No. 3); and
4.	To transact any other business that is properly brought before the meeting or any adjournments or postponements thereof.
The foregoing items of business are more fully described in the Proxy Statement for the 2009 Annual Meeting (the “Proxy Statement”). Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as well as the Proxy Statement, are available online at www.envisionreports.com/TISG.
Stockholders of record at the close of business on August 4, 2009, will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.
All stockholders are cordially invited to attend the 2009 Annual Meeting. However, to assure your representation at the meeting, you are urged to vote online (or alternatively, via paper Proxy Card, by requesting paper copies of the 2009 Annual Meeting materials through the process described in the Notice of Internet Availability of Proxy Materials) as promptly as possible. Any stockholder attending the meeting may vote in person even if he or she has already voted online or returned a paper Proxy Card.

By Order of the Board of Directors,

David Hirschhorn
Chairman and Chief Executive Officer
August 20, 2009
YOUR VOTE IS IMPORTANT. PLEASE VOTE ONLINE TODAY.

Tri-Isthmus Group, Inc.
433 North Camden Drive #810
Beverly Hills, California 90210
PROXY STATEMENT
2009 Annual Meeting of Stockholders
To Be Held on September 29, 2009
This Proxy Statement (the “Proxy Statement”) for our 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) is furnished in connection with the solicitation of proxies by the Board of Directors of Tri-Isthmus Group, Inc. (the “Board of Directors”) for use at our 2009 Annual Meeting to be held on Tuesday, September 29, 2009, at 10:00 a.m. local time, at the offices of K&L Gates LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, and at any adjournments or postponements thereof, for the following purposes:
1.	To elect five (5) directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1);
2.	To amend the Company’s Certificate of Incorporation to change the name of the Company from Tri-Isthmus Group, Inc. to First Physicians Capital Group, Inc. (Proposal No. 2);
3.	To ratify the appointment of Whitley Penn LLP as the independent accountants of the Company for the fiscal year ending September 30, 2009 (Proposal No. 3); and
4.	To transact any other business that is properly brought before the meeting or any adjournments or postponements thereof.
These proxy solicitation materials, including our Annual Report on Form 10-K for the fiscal year ended September 30, 3008 (the “2008 Annual Report”), are available online at www.envisionreports.com/TISG and a Notice of Internet Availability of Proxy Materials was mailed on August 20, 2009 to all stockholders entitled to vote at the 2009 Annual Meeting of Stockholders. If you would like your Proxy Statement and other proxy materials, including a paper Proxy Card, mailed to you in paper form, you may request such copies by following the procedure outlined in the Notice of Internet Availability of Proxy Materials.

GENERAL	3

Record Date; Voting Securities	3

Quorum	3

Vote Required	3

Voting and Revocability of Proxy	3

Dissenters’ Rights to Appraisal	4

“Householding” of Proxy Materials	4

Stockholder List	4

Validity	4

Solicitation	4

Deadline for Receipt of Stockholder Proposals	4

Interest of Certain Persons in Matters to be Acted Upon	4

PROPOSAL NO. 1 ELECTION OF DIRECTORS	5

Nominees	5

PROPOSAL NO. 2 AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM TRI-ISTHMUS GROUP, INC. TO FIRST PHYSICIANS CAPITAL GROUP, INC.	7

PROPOSAL NO. 3 RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS	8

Audit Committee Pre-Approval Policies and Procedures	9

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION	10

Executive Officers	10

Board Meetings and Committees	10

Stockholder Communications with the Board of Directors	11

Compensation of Directors	11

Section 16(a) Beneficial Ownership Reporting Compliance	12

Code of Ethics	12

Legal Proceedings	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12

Common Stock	12

EXECUTIVE OFFICER COMPENSATION	16

COMPENSATION DISCUSSION AND ANALYSIS	16

Compensation Philosophy and Compensation Program Objectives	16

The Executive Compensation Process	17

Outside Compensation Advice	17

Benchmarking Process	17

Compensation of Executive Officers	17

Components of the Executive Compensation Program	18

Base Salary	19

Perquisites and Other Benefits	19

Retirement Plans	19

Benefits Upon Termination of Employment	20

Tax and Accounting Matters	20

Compensation Committee Interlocks and Insider Participation	26

Compensation Committee Report	26

Compensation of Our Chief Executive Officer and Chief Financial Officer	26

Director Independence	27

Advisory Board	27

Sub-Lease from HSP, Inc.	28

Repurchase of 49% Interest in RHA	28

Exercise of Warrants	28

Review, Approval or Ratification of Transactions with Related Persons	29

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN	30

GENERAL
Record Date; Voting Securities
Only stockholders of record on our record date, which is the close of business on August 4, 2009 (the “Record Date”) are entitled to vote at the 2009 Annual Meeting or at any postponements or adjournments thereof. As of the close of business on August 4, 2009, there were 10,937,929 shares of our common stock, par value $0.01 per share (the “Common Stock”), 67,600 shares of our Series 1-A Convertible Preferred Stock, 3,900 shares of our Series 2-A Convertible Preferred Stock, 8,987 shares of our Series 5-A Convertible Preferred Stock and 4,957 shares of our Series 6-A Convertible Preferred Stock outstanding and entitled to vote at the meeting.
Each share of Common Stock is entitled to one vote, each share of our Series 1-A Convertible Preferred Stock is entitled to 8.70 votes for a total of approximately 588,120 votes, each share of Series 2-A Convertible Preferred Stock is entitled to 58.60 votes for a total of approximately 228,540 votes, each share of Series 5-A Convertible Preferred Stock is entitled to 3,200 votes for a total of approximately 28,758,400 votes and each share of Series 6-A Convertible Preferred Stock is entitled to 3,200 votes for a total of 15,862,400 votes. Fractional shares shall not be entitled to a vote. The holders of the Common Stock, together with the holders of all classes of preferred stock, will vote together as a single class at the meeting. Shares may not be voted cumulatively for the election of directors.
Quorum
The presence in person, by online vote, or by a properly executed paper Proxy Card, of the holders of securities entitled to cast a majority of the votes at the 2009 Annual Meeting is necessary to constitute a quorum. If a quorum is not present, the 2009 Annual Meeting may be adjourned from time to time until a quorum is obtained. In general, shares represented by an online vote or by properly executed paper Proxy Card will be counted as shares present and entitled to vote at the 2009 Annual Meeting for the purposes of determining a quorum, without regard to whether the online vote or paper Proxy Card reflects votes withheld or abstentions or reflects a broker non-vote on a matter (i.e., where an online vote is not executed or a paper Proxy Card is not voted on a particular matter because voting instructions have not been received and the broker does not have discretionary authority to vote).
Vote Required
Under Delaware law, directors are elected by a plurality of the votes cast, in person, by online vote, or by paper Proxy Card, at the 2009 Annual Meeting (Proposal No. 1). This means that the director nominees with the most affirmative votes will be elected to fill the available seats. If you vote “Withheld” with respect to the election of a director nominee, your shares will not be voted with respect to the person indicated and will have no effect on the outcome of the election of directors.
The affirmative vote of a majority of all outstanding shares is required to amend the Company’s Certificate of Incorporation to change the name of the Company from Tri-Isthmus Group, Inc. to First Physicians Capital Group, Inc. (Proposal No. 2). Abstentions from Proposal No. 2 will count as a vote against the proposal from which you abstained, but broker non-votes will have no effect.
The affirmative vote of a majority of the voting power present, in person, by online vote, or by paper Proxy Card is required to ratify the appointment of Whitley Penn LLP as the independent accountants of the Company for the fiscal year ending September 30, 2009 (Proposal No. 3). Abstentions from Proposal No. 3 will count as a vote against the proposal from which you abstained, but broker non-votes will have no effect.
The Company’s Board of Directors unanimously recommends that you vote “FOR” the election of management’s director nominees, “FOR” the proposal to amend the Company’s Certificate of Incorporation to change the Company’s name from Tri-Isthmus Group, Inc. to First Physicians Capital Group, Inc. and “FOR” the proposal to ratify the appointment of Whitley Penn LLP.
Voting and Revocability of Proxy
If you vote online or by paper Proxy Card, your vote will be counted as you direct. If you are a registered stockholder and attend the 2009 Annual Meeting, you may also deliver your completed paper Proxy Card in person. “Street name” stockholders who wish to vote at the 2009 Annual Meeting may make their request to obtain a paper Proxy Card in accordance with the procedure outlined in the Notice of Internet Availability of Proxy Materials. Unless you give other instructions on your online vote or your paper Proxy Card, the persons named as proxy holders on the online vote or paper Proxy Card will vote in accordance with the recommendations of the Board of Directors.

You may revoke your proxy at any time before it is voted at the 2009 Annual Meeting by revoking your proxy online, sending written notice to our Beverly Hills, California office addressed to our Secretary, submitting another timely paper Proxy Card by mail, or attending the 2009 Annual Meeting and voting in person.
Dissenters’ Rights to Appraisal
Dissenters’ rights to appraisal are not applicable to the 2009 Annual Meeting or to this Proxy Statement, because none of the matters to be voted upon at the 2009 Annual Meeting involves a merger or consolidation.
“Householding” of Proxy Materials
The practice of “householding” means that only one copy of the Notice of Internet Availability of Proxy Materials (or, if requesting paper copies of the proxy materials, the Proxy Statement and any accompanying proxy materials) will be sent to multiple stockholders in a stockholder’s household. We are not participating in the practice of “householding” proxy statements and annual reports for the 2009 Annual Meeting, but the Board of Directors will consider participating in this practicing for the 2010 Annual Meeting of Stockholders. If a stockholder is receiving multiple copies of the Notice of Internet Availability of Proxy Materials at the stockholder’s household and would like to receive a single copy of the Notice of Internet Availability of Proxy Materials for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of the Notice of Internet Availability of Proxy Materials.
Stockholder List
A complete list of stockholders entitled to vote at the 2009 Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting at the 2009 Annual Meeting.
Validity
All questions as to the validity, form, eligibility, including time of receipt, and acceptance of online votes and mailed Proxy Cards will be determined by the inspector of the election. The determination of the inspector of the election will be final and binding. We may accept Proxy Cards by any reasonable form of communication so long as we can reasonably be assured that the communication is authorized by one of our stockholders.
Solicitation
Proxies are being solicited by and on behalf of our Board of Directors. Proxies will be solicited by mail, by overnight courier, by email, by telephone and in person. We will pay the cost of soliciting proxies from our stockholders as well as all website hosting, printing and mailing fees incurred in connection with this Proxy Statement. Copies of the Notice of Internet Availability of Proxy Materials (and, if requested, paper copies of the proxy materials) will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of our Common Stock and these persons will be reimbursed for their reasonable out-of-pocket expenses. We estimate that the total amount to be spent in furtherance of and in connection with the solicitation of stockholders will be $2,500. To date, we have spent $0 in furtherance of and in connection with the solicitation of shareholders.
Deadline for Receipt of Stockholder Proposals
The deadline for the receipt of stockholder proposals to be voted upon at the 2009 Annual Meeting has passed. Stockholder proposals for the 2010 Annual Meeting of Stockholders must be received at our Beverly Hills address not less than 120 calendar days before August 20, 2010. If the 2010 Annual Meeting of Stockholders is prior to August 20, 2010 then stockholder proposals must be received a reasonable time before we begin to distribute our 2010 proxy materials.
Interest of Certain Persons in Matters to be Acted Upon
Neither the Board of Directors, nor any “participant” in the solicitation of proxies (as that term is defined in paragraphs a(iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”), nor any nominee for election as director, nor any associate of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2009 Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of four directors. All four current directors, as well as one new director candidate, William A. Houlihan, will stand for election at the 2009 Annual Meeting. In the event that any nominee is unable or declines to serve as a director at the time of the 2009 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee, if elected, will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2010 Annual Meeting of Stockholders or until a successor has been duly elected and qualified.
The following table sets forth the names, ages and positions with the Company, followed by a description of each nominee’s business experience and public company directorships held during the past five years and any arrangement or understanding pursuant to which such person was selected as a director or nominee. There are no family relationships among our directors or executive officers.
Nominees

Name	Age	Position
David Hirschhorn	47	Chairman of the Board of Directors and Chief Executive Officer
Todd Parker (1)	45	Director
Robert N. Schwartz, PhD. (1)(2)	69	Director
Richardson E. Sells (1)(2)	62	Director
William A. Houlihan	53	Director Candidate

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee
David Hirschhorn. Mr. Hirschhorn has been our Chairman and Chief Executive Officer since July 18, 2005. A specialist in financing and turnarounds, Mr. Hirschhorn has managed and/or consulted in transactions with a total value of over $1 billion. In 2001, Mr. Hirschhorn founded the Amara Group, an investment firm he co-managed. Previously, he was a CEO and chairman of a number of turnarounds and start-ups. From 1994 to 1997, Mr. Hirschhorn was a managing director at Cruttenden Roth (now known as Roth Capital Partners), where he advised clients and raised capital in a wide variety of industries. From 1991-1994, he worked at The Nikko Securities Co. International, Inc. as a vice president in their New York office, where as part of a team he built a new department that provided financial advice and raised capital for domestic and international clients. He also worked for Deloitte & Touche as a senior consultant in New York and as a consultant for KPMG Peat Marwick from 1986 to 1991. Mr. Hirschhorn earned a B.A. from the University of Michigan in Political Science in 1984. Mr. Hirschhorn’s employment is governed by an Employment Agreement, and his compensation is more fully described later in this Proxy Statement.
Todd Parker. Mr. Parker has served on our Board of Directors since July 18, 2005. Since 2002, Mr. Parker has been a Managing Director at Hidden River, LLC, a firm specializing in mergers and acquisitions consulting services to the wireless and communications industry. Previously and from 2000 to 2002, Mr. Parker was the founder and CEO of HR One, a human resources solutions provider and software company. Mr. Parker has also held senior executive and general manager positions with AirTouch Corporation and its successors Vodafone and Verizon from 1989 to 2000 where he managed over 15 corporate transactions and joint venture formations with a total value of over $6 billion. Prior to AirTouch, Mr. Parker worked for Arthur D. Little from 1986 to 1989 as a consultant. Mr. Parker earned a B.S. from Babson College in 1986 in Entrepreneurial Studies and Communications.
Robert N. Schwartz, Ph.D. Dr. Schwartz has served on our Board of Directors since August 1998. Since 1979, Dr. Schwartz has been an adjunct professor at the University of California, Los Angeles and, since December 2000, the owner of a scientific consulting company, Channel Islands Scientific Consulting. Also, since 2006, Dr. Schwartz has served as Senior Scientist at Aerospace Corp., in El Segundo, California. From 1981 to 2000, Dr. Schwartz was a Senior Research Scientist at HRL Laboratories, LLC, in Malibu, California. Prior to joining HRL Laboratories, Dr. Schwartz was a professor of Physical Chemistry at the University of Illinois, Chicago from 1968 to 1981. He has a B.A. in Mathematics, Chemistry and Physics, earned in 1961, an M.S. in Physical Chemistry from the University of Connecticut, earned in 1964, and a Ph.D. in Chemical Physics from the University of Colorado, earned in 1968.

Richardson E. Sells. Mr. Sells has served on our Board of Directors since April 2005. Since 2007, Mr. Sells has served as owner and manager of Transition Management, LLC, a consulting firm. From January 29, 2001 to 2007, Mr. Sells served as Vice-President Global Sales, Cargo, of Northwest Airlines, Inc. Prior to joining Northwest Airlines, Mr. Sells was Managing Director, Hong Kong and China, for CV Transportation Services, LDC, from 1995 through December 31, 2000. Mr. Sells attended the University of Tennessee from 1964 to 1966 and has a B.S. granted by East Tennessee State University in 1971.
William A. Houlihan. Mr. Houlihan is a new director candidate for our Board of Directors. Mr. Houlihan has more than 30 years of business and financial experience. For the periods from February 2006 to July 2006, February 2007 to May 2007 and December 2008 through present, Mr. Houlihan was a private investor while he evaluated opportunities to be the Chief Financial Officer of certain companies. Mr. Houlihan has served as Chief Financial Officer for several companies, including Sixth Gear, Inc. from October 2007 to November 2008, Sedgwick Claims Management Services in Memphis, Tennessee from August 2006 until January 2007, Metris Companies from August 2004 to January 2006, and Hudson United Bancorp from January 2001 to November 2003. He also worked as an investment banker at UBS in New York, New York from June 2007 to September 2007, at J.P. Morgan Securities from November 2003 to July 2004, KBW, Inc. from October 1996 to January 2001, Bear, Stearns & Co., Inc. from April 1991 to October 1996, and Goldman Sachs & Co. from June 1981 to April 1991. Mr. Houlihan received a B.S. in Accounting in 1977 from Manhattan College, became licensed as a C.P.A. in 1979, and received his M.B.A. in Finance in 1983 from New York University Graduate School of Business.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL NO. 2
AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO
CHANGE THE COMPANY’S NAME FROM TRI-ISTHMUS GROUP, INC. TO
FIRST PHYSICIANS CAPITAL GROUP, INC.
On July 27, 2009, our Board of Directors voted unanimously to amend the Company’s Certificate of Incorporation to change the name of the Company from Tri-Isthmus Group, Inc. to First Physicians Capital Group, Inc., to reflect our focus on the healthcare industry. Our operating philosophy is tied to a belief that the provision of flexible financial solutions to rural hospitals and ambulatory surgical centers (“ASCs”) through the alignment of our interests with those of the physicians will result in a strong, predictable cash flow stream with excellent risk adjusted returns. We determined that focusing on rural healthcare would represent a significant long-term opportunity for us and we believe that we have identified a differentiated approach based on the recognition that the physician is at the center of the healthcare industry.
Our initial strategy was to identify and invest in “platform” companies in the business services and healthcare industries that provided essential core offerings, which could be expanded over time. As we focused our efforts in the healthcare industry, two particular segments—ASCs and rural hospitals—stood out in terms of fundamentally favorable economics, positive regulatory trends, inherent cost advantages, improving demographics and, for non-urban healthcare opportunities, a large, chronically under-served market. We determined that the top-down trends and attractive cash flows of ASCs made this an area of particular interest. Less well known, however, is the rural hospital sector, which has suffered from a long-term lack of access to capital despite providing care to more than 50 million people in the United States. Our wholly-owned indirect subsidiary, Rural Hospital Acquisition, LLC, an Oklahoma limited liability company (“RHA”), is based in Oklahoma City. RHA owns and operates three critical access hospitals, three medical clinics and an ancillary support services unit, all focused on the delivery of healthcare services to rural communities in Oklahoma. On May 1, 2008, through RHA we purchased 100% of the issued and outstanding Stock of Southern Plains Medical Center (“SPMC”). In line with our strategy, we began re-branding our activities beginning in November, 2008, at which time RHA began operating under the trade name “Southern Plains Medical Group”, to leverage the old and well-established recognition that SPMC has in the regional markets where it operates. In December, 2008, through one of our wholly-owned subsidiaries, we acquired the remaining 49% of the issued and outstanding membership units of RHA (trading under the name Southern Plains Medical Group), making Southern Plains Medical Group an indirect wholly-owned subsidiary.
The Board of Directors believes that re-branding the Company as “First Physicians Capital Group, Inc.” will be consistent with our business strategy, will reflect our operating philosophy and will result in greater name recognition and therefore the Board of Directors recommends that the stockholders vote to approve the name change.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE CHANGE OF THE COMPANY’S NAME TO FIRST PHYSICIANS CAPITAL GROUP, INC.

PROPOSAL NO. 3
RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS
On February 5, 2008, the members of the Audit Committee of our Board of Directors unanimously approved the dismissal of Mendoza Berger & Company, LLP (“MBC”), as our independent registered public accounting firm. No report of MBC on the financial statements for the transition period ended September 30, 2007 (“Transition Period 2007”) contained any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle. During Transition Period 2007 and through February 11, 2008, there were no disagreements with MBC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of MBC, would have caused it to make reference thereto in any report. During Transition Period 2007 and through February 11, 2008, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
On February 5, 2008, we engaged the firm of Whitley Penn, LLP (“Whitley Penn”) as our principal independent accountants to audit our financial statements. The members of our Audit Committee unanimously approved the engagement of Whitley Penn. Prior to the engagement of Whitley Penn, neither we nor any person on our behalf consulted Whitley Penn regarding either (i) the application of accounting principles to a specified completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Board of Directors, following the recommendation of its Audit Committee, has again retained Whitley Penn as independent accountants to audit our and our subsidiaries’ consolidated financial statements for the fiscal year ending September 30, 2009 (“Fiscal 2009”). Whitley Penn has served as our independent accountants and independent auditors since February 5, 2008. Representatives of Whitley Penn and MBC are not expected to be present at the 2009 Annual Meeting, but are expected to be available by telephone to respond to appropriate questions at the 2009 Annual Meeting.
If stockholder ratification (by the affirmative vote of a majority of the shares of Common Stock and preferred stock present in person, by online vote, or represented by proxy at the 2009 Annual Meeting) of the appointment of Whitley Penn is not received, the Board of Directors will take appropriate action. Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment.
We have engaged Whitley Penn to audit our financial statements for Fiscal 2009. MBC conducted the annual audits of our financial statements included in our Annual Reports on Forms 10-K for Transition Period 2007. Whitley Penn conducted the annual audits of our financial statements included in our 2008 Annual Report and conducted the quarterly reviews of our financial statements included in our Quarterly Reports on Forms 10-Q for the Fiscal Quarters Ended December 31, 2007, March 31, 2008, June 30, 2008, December 31, 2008 and March 31, 2009.
Fees
Aggregate fees for professional services rendered to us by Whitey Penn LLP and MBC for the fiscal year ended September 30, 2008 and Transition Period 2007, respectively, were:

	Year	Transition
	Ended	Period Ended
	September 30,	September 30,
	2008	2007
Audit Fees	$335,137	$70,350
Audit Related Fees	$8,565	$—
Tax Fees	$—	$68,300
All Other Fees	$—	$—

Total	$343,702	$138,650

Audit fees for the fiscal year ended September 30, 2008 and Transition Period 2007, respectively, were for professional services rendered for the audits of our consolidated financial statements and the statutory audits of certain subsidiary companies and the quarterly reviews of the financial statements included in our Forms 10-Q. For the fiscal year ended September 30, 2008, $184,501 of the audit fees related to recurring audit costs. The other $150,636 of fees related to one-time audit costs related to our acquisition of interests in RHA and SPMC.

Audit Related fees for the fiscal year ended September 30, 2008 and Transition Period 2007, respectively, were for accounting consultations in connection with the transactions resulting in the cessation of our business process outsourcing operations in Asia and related transactions, capital issuances and review of responses to various SEC comment letters.
Tax fees for the fiscal year ended September 30, 2008 and Transition Period 2007, respectively, were for services related to tax compliance and advisory services, including assistance with review of tax returns, advice on goods and services taxes and duties in various jurisdictions and ad hoc corporate tax planning and advice.
We had no other fees for professional services rendered by our independent auditors during the fiscal year ended September 30, 2008 and Transition Period 2007.
The Audit Committee has advised us that it has determined that the non-audit services rendered by our independent auditors during the fiscal year ended September 30, 2008 and Transition Period 2007 are compatible with maintaining the independence of the auditors.
Audit Committee Pre-Approval Policies and Procedures
Our Audit Committee pre-approves audit and non-audit services provided by our independent auditors at its quarterly meetings.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF WHITLEY PENN AS INDEPENDENT ACCOUNTANTS
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
Executive Officers

Name	Age	Position
David Hirschhorn	47	Chairman of the Board of Directors and Chief Executive Officer
Donald C. Parkerson	58	Chief Financial Officer
David Hirschhorn. Mr. Hirschhorn has been our Chairman and Chief Executive Officer since July 18, 2005. A specialist in financing and turnarounds, Mr. Hirschhorn has managed and/or consulted in transactions with a total value of over $1 billion. In 2001, Mr. Hirschhorn founded the Amara Group, an investment firm he co-managed. Previously, he was a CEO and chairman of a number of turnarounds and start-ups. From 1994 to 1997, Mr. Hirschhorn was a managing director at Cruttenden Roth (now known as Roth Capital Partners), where he advised clients and raised capital in a wide variety of industries. From 1991-1994, he worked at The Nikko Securities Co. International, Inc. as a vice president in their New York office, where as part of a team he built a new department that provided financial advice and raised capital for domestic and international clients. He also worked for Deloitte & Touche as a senior consultant in New York and as a consultant for KPMG Peat Marwick from 1986 to 1991. Mr. Hirschhorn earned a B.A. from the University of Michigan in Political Science in 1984. Mr. Hirschhorn’s employment is governed by the Hirschhorn Employment Agreement (discussed under the heading “Compensation of Executive Officers” in the Executive Officer Compensation section of this Proxy Statement) and the terms of the Hirschhorn Employment Agreement are more fully described under the heading “Compensation of Executive Officers” in the Executive Officer Compensation section of this Proxy Statement.
Donald C. Parkerson. Mr. Parkerson currently serves as our Chief Financial Officer. Mr. Parkerson has been a partner in the Nashville practice of Tatum, LLC (“Tatum”) since March of 2008 and he currently still holds this position. His 34-year career in the healthcare industry includes serving as the Vice President of Accounting and Corporate Controller of public companies in the healthcare segment and 25 years as audit and technology consulting partner in a public accounting firm serving clients in healthcare, telecommunications, distribution and a number of other industries. Between November 2007 and February 2008, Mr. Parkerson was searching for a suitable employment opportunity consistent with his years of experience and educational background. From July 2007 to October 2007, he worked as Senior Vice President, Corporate Controller, of Surgical Care Affiliates, LLC. From May 2004 to October 2005 he served as IT Audit Director, of HealthSouth Corporation, from October 2005 to June 2007, he served as Vice President, Surgery Division Controller, of HealthSouth Corporation. Mr. Parkerson was a partner at the accounting firm of Young, Parkerson & Co., LLP from January 1979 to May 2004. Mr. Parkerson is a certified public accountant and graduated with a degree in accounting from Delta State University in 1974. Mr. Parkerson’s employment as Chief Financial Officer is governed by an Executive Services Agreement (discussed under the heading “Compensation of Executive Officers” in the Executive Officer Compensation section of this Proxy Statement) and the terms of the Executive Services Agreement are more fully described under the heading “Compensation of Executive Officers” in the Executive Officer Compensation section of this Proxy Statement.
Board Meetings and Committees
The Board of Directors held one meeting during the fiscal year ended September 30, 2008. On 20 other occasions, the Board of Directors took actions through unanimous written consents. Each director attended all meetings of the Board of Directors and the committees of the Board of Directors on which he was a member, if any, held during the fiscal year ended September 30, 2008.
The Audit Committee, which held three meetings during the fiscal year ended September 30, 2008, assists in the Board of Directors’ oversight of our financial statements and compliance with legal and regulatory requirements and the qualifications and performance of our independent auditor. The Audit Committee currently has three members: Dr. Schwartz, Mr. Parker and Mr. Sells. Each of Dr. Schwartz, Mr. Parker and Mr. Sells is an independent director as defined in Rule 4200(a)(14) of the NASDAQ listing standards, but none of Dr. Schwartz, Mr. Parker or Mr. Sells is considered an “audit committee financial expert,” as that term is currently defined under the applicable rules and regulations of the SEC.
Upon again becoming an operating company in Fiscal 2007, we increased our efforts to identify a person with relevant industry and financial expertise and to attract, nominate and add such person to our Board of Directors to serve as our audit committee financial expert. We may request the assistance of one or more outside experts as needed to identify and attract such an audit committee financial expert at such time.

In September 2007, we formed a Compensation Committee comprising of Dr. Schwartz and Mr. Sells. The primary purpose of the Compensation Committee is to determine, or recommend to the Board of Directors for its determination, the compensation of our Chief Executive Officer and our other executive officers to ensure that our executive officers are fairly compensated based upon their performance and contribution to us. In addition, the Compensation Committee will produce an annual report on executive compensation for inclusion in our annual proxy statement filed with the SEC, in accordance with applicable rules and regulations. A current copy of the Compensation Committee Charter is available on our website at www.tig3.com.
We do not currently have a nominating committee or a committee performing the functions of a nominating committee. Our Board of Directors fulfills the roles of this committee. It is the position of our Board of Directors that it is appropriate for us not to have a separate nominating committees at this time in light of our size and our level of operations. Moreover, at present we are not required to have a nominating committee until such time as we are listed on a national stock exchange, in which event we would have to abide by the applicable rules and regulations of such stock exchange. We do not currently consider director nominations from shareholders. In selecting director nominees, we consider various criteria, such as the recommendations of the independent directors, the candidate’s relevant business skills and experience, commitment to enhancing shareholder value and professional ethics and values. Messrs. Hirschhorn, Sells, Parker and Houlihan were nominated to stand for election at the 2009 Annual Meeting by Dr. Schwartz. Dr. Schwartz was nominated to stand for election at the 2009 Annual Meeting by Mr. Parker.
Stockholder Communications with the Board of Directors
Our stockholders may communicate with the members of our Board of Directors by writing directly to our Board of Directors or specified individual directors at the following address:
Tri-Isthmus Group, Inc.
Attn: Corporate Secretary
433 North Camden Drive #810
Beverly Hills, California 90210
Our Secretary will deliver stockholder communications to the specified individual director, if so addressed, or to one of our other directors who can address the matter.
Compensation of Directors
Mr. Hirschhorn and Dennis Smith, our former Chief Financial Officer, were the only directors also serving as our full-time employees as of September 30, 2008. Mr. Smith, while serving as a non-executive director, also served as senior consultant until his appointment as Chief Financial Officer on September 20, 2007. On December 12, 2006, Mr. Smith was granted an option to acquire an aggregate of 120,000 shares of our Common Stock in respect of his service as a director and senior consultant. The shares underlying the option granted to Mr. Smith vested in quarterly increments over three years, beginning on the effective issuance date of December 12, 2006 and had an exercise price of $0.42 per share. Effective October 9, 2008, Mr. Smith’s employment agreement with us terminated, and effective January 26, 2009, Mr. Smith ceased to be our Chief Financial Officer. As of March 3, 2009, Mr. Smith also resigned from our Board of Directors. Upon being terminated as Chief Financial Officer, Mr. Smith had certain contractual rights, pursuant to which we continued to pay Mr. Smith until April 9, 2009. Mr. Smith was offered a severance package to continue his pay beyond April 9, 2009 as recognition of gratitude for past services rendered. Mr. Smith’s options expired unexercised on April 26, 2009, as a result of his cessation of service as Chief Financial Officer. There were no disagreements between us and Mr. Smith on any matter related to our operations, policies or practices. Neither Mr. Hirschhorn nor Mr. Smith have received any additional compensation for serving as directors. With respect to non-employee, independent directors, our philosophy is to provide the competitive compensation necessary to attract and retain qualified non-employee, independent directors.
On November 17, 2005, our Board of Directors approved the grants of options to acquire an aggregate of 360,000 shares of our Common Stock to two independent directors, Dr. Schwartz and Mr. Sells. The shares underlying these options vested in quarterly increments over three years, with an effective grant date of August 1, 2005. The exercise price of these options is $0.40 per share, which was the closing price of our Common Stock on November 17, 2005. These options were granted with Black-Scholes assumptions of 99% volatility, $0.37 share price, risk-free interest rates of 4.1% and an exercise price of $0.40.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires our directors and officers, and persons who beneficially own more than ten percent of our Common Stock, to file with the SEC reports of beneficial ownership on Forms 3 and changes in beneficial ownership of our Common Stock and other equity securities on Forms 4 or Forms 5. SEC regulations require all officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during, and Forms 5 and amendments thereto furnished to us with respect to, the fiscal year ended September 30, 2008, and any written representations from reporting persons that no Form 5 is required, the following table sets forth information regarding each person who, at any time during the fiscal year ended September 30, 2008, was a director, officer or beneficial owner of more than 10% of our Common Stock who failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended September 30, 2008:

		Number of
		Transactions Not	Known Failures
	Number of Late	Reported On a	To File a
Name	Reports	Timely Basis	Required Form
	(#)	(#)
David Hirschhorn	1	2	0
Dennis M. Smith	0	1	1
Robert N. Schwartz, PhD	1	2	0
Todd Parker	1	1	0
Ciabattoni Living Trust dated August 17, 2000	1	2	0
SMP Investments I, LLC	1	2	0
Code of Ethics
On April 22, 2008, we adopted a Corporate Code of Business Conduct and Ethics for Directors, executive officers, and Employees (the “Code of Ethics”). The Code of Ethics applies to members of our Board of Directors, the Chief Executive Officer, the President, the Chief Operations Officer (should one be appointed), the Chief Financial Officer, each financial or accounting officer at the level of the principal accounting officer or controller, and all other Section 16 reporting executive officers and all of our employees. Our Code of Ethics is consistent with the ambulatory surgery center and rural hospital industries and related institutionally accepted corporate governance practices for such industries.
Legal Proceedings
We are not aware of any material pending legal proceedings to which any of our officers, directors, affiliates, 5% or more beneficial holders, or any of their associates is a party adverse to us or any of our subsidiaries, or to which any of the foregoing has a material interest adverse to us or any of our subsidiaries.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock
The following table sets forth certain information, as of July 30, 2009, regarding the beneficial ownership of our Common Stock, including Common Stock issuable upon conversion of all preferred convertible securities, options, warrants and other convertible securities, by (i) all persons or entities who beneficially own 5% or more of our Common Stock, (ii) each of our current directors, (iii) the executive officers listed in the Summary Compensation Table herein and (iv) all of our current executive officers and directors as a group, in each case, to the best of our knowledge. As of July 30, 2009, there were (i) 10,937,929 shares of Common Stock outstanding, (ii) 83,991,932 shares of Common Stock on a fully as-converted basis and (iii) on a fully as-converted basis, 77,607,389 shares of Preferred Stock, options, warrants and other securities convertible into Common Stock currently exercisable within 60 days of July 30, 2009, with each share of Common Stock being entitled to one vote.

		Amount and Nature of	Percent of
Title of Class	Name of Beneficial Owner(1)	Beneficial Ownership	Class
	5% Holders or Potential 5% Holders of Common Stock
Common(2)	SMP Investments I, LLC c/o HSP Group, LLC 875 Prospect Street, Suite 220 La Jolla, CA 92037 (4)	12,189,285	52.7%
Common	Carol Schuster 3555 NW 58th Street Suite 700 Oklahoma City, OK 73112	4,250,000	38.9%
Common	Ciabattoni Living Trust 8/17/2000 16 Lagunita Drive Laguna Beach, CA 92561 (5)	8,145,000	42.7%
Common	Mercantile Capital Partners I, L.P. 3201 Old Glenview Road Wilmette, Illinois 60091	648,860	5.9%
	Current Directors
Common	David Hirschhorn (3)	2,960,000	23.4%
Common	Todd Parker (6)	842,000	7.4%
Common	Robert N. Schwartz, Ph.D (7)	185,857	1.7%
Common	Richardson E. Sells (8)	180,000	1.6%
	Current Officers
Common	David Hirschhorn (3)	2,960,000	23.4%
Common	Donald C. Parkerson	—	—
Common	Thomas Rice (9)	125,000	1.1%
Common	Current directors and officers as a group (6 persons) (11)	4,292,857	35.2%
	Former Officers and Directors
Common	Dennis M. Smith (10)	475,000	4.2%
	5% Holders of Series 1-A Preferred Stock
Series 1-A Preferred	First Clearing Corporation P.O. Box 6570 Glen Allen, VA 23058	20,000	29.6%
Series 1-A Preferred	Susan Lacerra & Steven Tingey, as joint tenants c/o Jefferies & Co, Inc. 650 California Street San Francisco, CA 94108	7,600	11.2%
Series 1-A Preferred	Ron Soderling 901 Dove Street, Suite 270 Newport Beach, CA 92660	40,000	59.2%
Series 2-A Preferred	Ali R. Moghaddami 333 E. GlenOaks Boulevard Suite 202 Glendale, CA 91207	3,900	100%

		Amount and Nature of	Percent of
Title of Class	Name of Beneficial Owner(1)	Beneficial Ownership	Class
	5% Holders of Series 5-A Preferred Stock
Series 5-A Preferred	Ciabattoni Living Trust 8/17/2000 16 Lagunita Drive Laguna Beach, CA 92561	600	6.7%
Series 5-A Preferred	Integral Investors — Waveland LLC 19800 MacArthur Boulevard Suite 650 Irvine, CA 92612	600	6.7%
Series 5-A Preferred	Richard Sambora Living Trust 4/13/00 c/o Gelfand Rennert & Feldman LLP 360 Hamilton Avenue, Suite 100 White Plains, New York 10601	500	5.6%
Series 5-A Preferred	SMP Investments I, LLC c/o HSP Group, LLC 875 Prospect Street, Suite 220 La Jolla, CA 92037	1,250	13.9%
Series 5-A Preferred	South Bay Capital LLC c/o Keith Lehman, Managing Member 960 Third Street, Apt. 204 Santa Monica, CA 90403	500	5.6%
	Current Directors
Series 5-A Preferred	David Hirschhorn	125	1.4%
Series 5-A Preferred	Todd Parker	135	1.5%
	Current Officers
Series 5-A Preferred	David Hirschhorn	125	1.4%
Series 5-A Preferred	Current directors and officers as a group (6 persons) (11)	260	2.9%
	Former Officers and Directors
Series 5-A Preferred	Dennis M. Smith	125	1.4%
	5% Holders of Series 6-A Preferred Stock
Series 6-A Preferred	Ciabattoni Living Trust 8/17/2000 16 Lagunita Drive Laguna Beach, CA 92561	600	12.1%
Series 6-A Preferred	Darras Revocable Trust dated 9/2/94 600 South Indian Hill Boulevard Claremont, CA 91711	250	5.0%
Series 6-A Preferred	SMP Investments I, LLC c/o HSP Group, LLC 875 Prospect Street, Suite 220 La Jolla, CA 92037	1,000	20.2%
Series 6-A Preferred	Hector S. Torres c/o Joseph Apuzzo, CPA 150 Airport Road, Suite 1000 Lakewood, NJ 08701	300	6.1%
Series 6-A Preferred	James Chao 5471 Kearny Villa Road, # 200 San Diego, CA 92123	350	7.1%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the securities listed have sole investment and voting power with respect to their shares.

(2)	The number of shares of Common Stock shown as beneficially owned by any person or entity includes all Preferred Stock, options, warrants and other convertible securities currently exercisable by that person or entity within 60 days of July 30, 2009. The percentages of beneficial ownership of Common Stock shown assume the exercise or conversion of all Preferred Stock, options, warrants and other securities convertible into Common Stock held by such person or entity currently exercisable within 60 days of July 30, 2009, but not the exercise or conversion of Preferred Stock, options, warrants and other convertible securities held by other holders of such securities.

(3)	Consists of (a) 1,250,000 restricted shares of Common Stock granted in connection with Mr. Hirschhorn’s Employment Agreement, dated as of July 18, 2005; (b) 400,000 shares beneficially owned by Mr. Hirschhorn in his capacity as President of Hope & Abel Investments, LLC, which directly holds 125 shares of Series 5-A Preferred Stock, which are convertible into 400,000 shares of Common Stock; (c) 60,000 shares of Common Stock issued to Mr. Hirschhorn in his capacity as President of Hope & Abel Investments, LLC, pursuant to the exercise of a warrant dated July 18, 2005 and (d) 1,250,000 vested options convertible into common shares.

(4)	Consists of (a) 1,250 shares of Series 5-A Convertible Preferred Stock, $0.01 par value, which could be deemed to be beneficially owned by the reporting person, which are convertible into 4,000,000 shares of Common Stock; (b) 1,000 shares of Series 6-A Convertible Preferred Stock, $0.01 par value, which could be deemed to be beneficially owned by the reporting person, which are convertible into 3,200,000 shares of Common Stock; (c) an Advisory Board warrant to purchase an aggregate of 150,000 shares of Common Stock at a price of $0.45 per share which could be deemed to be beneficially owned by the reporting person; (d) an Advisory Board warrant to purchase an aggregate of 714,285 shares of Common Stock at a price of $0.45 per share which could be deemed to be beneficially owned by the reporting person; (e) a warrant to purchase 1,200,000 shares of Common Stock at a price of $0.3125 per share which could be deemed to be beneficially owned by the reporting person; (f) warrants to purchase an aggregate of 1,875,000 shares of Common Stock at a price of $0.50 per share which could be deemed to be beneficially owned by the reporting person; (g) warrants to purchase an aggregate of 250,000 shares of Common Stock at a price of $0.75 per share which could be deemed to be beneficially owned by the reporting person; and (h) $500,000 of debt convertible at $0.625 per share into 800,000 shares of Common Stock which could be deemed to be beneficially owned by the reporting person.

(5)	Consists of (a) 600 shares of Series 5-A Convertible Preferred Stock, $0.01 par value, which could be deemed to be beneficially owned by the reporting person which are convertible into 1,920,000 shares of Common Stock; (b) 600 shares of Series 6-A Convertible Preferred Stock, $0.01 par value, which could be deemed to be beneficially owned by the reporting person which are convertible into 1,920,000 shares of Common Stock; (c) a warrant to purchase 600,000 shares of Common Stock at a price of $0.3125 per share which could be deemed to be beneficially owned by the reporting person; (d) warrants to purchase an aggregate of 1,605,000 shares of Common Stock at a price of $0.50 per share which could be deemed to be beneficially owned by the reporting person; (e) warrants to purchase an aggregate of 500,000 shares of Common Stock at a price of $0.75 per share which could be deemed to be beneficially owned by the reporting person; and (f) $1,000,000 of debt convertible at $0.625 per share into 1,600,000 shares of Common Stock which could be deemed to be beneficially owned by the reporting person.

(6)	Consists of (a) 410,000 shares of Common Stock, of which (i) 350,000 restricted shares were granted in connection with Mr. Parker’s Employment Agreement, dated as of July 18, 2005, of which 48,611 are in the process of cancellation pursuant to termination of Mr. Parker’s Employment Agreement; and (ii) 60,000 were issued pursuant to the exercise of a warrant dated July 18, 2005; and (b) 135 shares of Series 5-A Convertible Preferred Stock, par value $0.01, which could be deemed to be beneficially owned by the reporting person which are convertible into 432,000 shares of Common Stock.

(7)	Consists of (a) 982 shares directly owned by Dr. Schwartz; (b) 1,125 shares owned in a trust on behalf of Dr. Schwartz and (c) 183,750 shares of Common Stock issuable upon exercise of Dr. Schwartz’s stock options.

(8)	Consists of 180,000 shares of Common Stock issuable upon exercise of Mr. Sells’ stock options.

(9)	Consists of 125,000 options that Mr. Rice is currently vested in.

(10)	Consists of (a) 125 shares of Series 5-A Preferred Stock, which are convertible into 400,000 shares of Common Stock; (b) 60,000 shares of Common Stock issued pursuant to the exercise of a warrant dated July 18, 2005; and (c) 15,000 shares of Common Stock granted pursuant to the exercise of a warrant dated September 18, 2006.

(11)	Includes shares held directly, as well as shares held jointly with family members, held in retirement accounts, held in a fiduciary capacity, held by certain of the group members’ families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting or investment powers.

EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Compensation Program Objectives
As a growing public company operating in the competitive healthcare industry, we place high value on attracting and retaining our executives since it is their talent and performance that is responsible for our success. Therefore, our compensation philosophy is to create a performance-based culture that attracts and retains a superior team. We aim to achieve this goal by designing a competitive and fiscally responsible compensation program to:
•	Attract the highest caliber of talent required for the success of our business;
•	Retain those individuals capable of achieving challenging performance standards;
•	Incentivize our executives to strive for superior Company-wide and individual performance; and
•	Align management and stockholder interests over both the short and long-term.
Our executive compensation program is designed in a manner to offer a compensation package that utilizes three key elements: (1) base salary, (2) annual cash incentives and (3) long-term equity incentives. We believe that together these performance-based elements support the objectives of our compensation program.
•	Base Salaries. We seek to provide competitive base salaries factoring in the position, the executive’s skills and experience and the executive’s performance, as well as other factors. We believe appropriate base salary levels are critical in helping us to attract and retain talented executives.
•	Annual Cash Incentives. The aim of this element of compensation is to reward individual contributions to align with our annual operating performance and to recognize the achievement of challenging performance standards.
•	Long-Term Equity Incentives. The long-term element of our compensation program consists of discretionary grants of equity awards which are reviewed annually. These are designed to align interests of management and employees with those of the Company and its stockholders by directly linking individual compensation to our long-term performance, as reflected in stock price appreciation and increased stockholder value.
Below is a description of our executive compensation process and a detailed discussion of each of the key elements of our compensation program as they apply to the executive officers named in the Summary Compensation Table set forth below. Because we are a growing public company, we will continue to review the overall design of our executive compensation program to ensure that it is structured to most effectively meet our compensation philosophy and objectives. We will also evaluate the program in the context of competitive market practice, as well as applicable legal and regulatory guidelines, including IRS rules governing the deductibility of compensation. This review may result in changes to the program we use today.

The Executive Compensation Process
The Board of Directors
We established a Compensation Committee in 2007 with responsibility for determining all aspects of officer and director compensation. The Compensation Committee goes through the following process prior to determining equity compensation:
•	Reviewing and approving our compensation philosophy;
•	Determining executive compensation levels;
•	Annually reviewing and assessing performance goals and objectives for all executive officers, including our Chief Executive Officer and Chief Financial Officer; and
•	Determining short-term and long-term incentive compensation for all executive officers, including our Chief Executive Officer and Chief Financial Officer.
Upon the recommendation of the Compensation Committee, the Board of Directors is responsible for making all decisions with respect to the compensation of the Chief Executive Officer and the Chief Financial Officer. In the first quarter of each the fiscal year, the Compensation Committee reviews base salaries, determines payout amounts for annual cash incentives and reviews long-term equity for the Chief Executive Officer and the Chief Financial Officer. In the first quarter of the fiscal year ended September 30, 2008, the Compensation Committee did not need to meet because our three employees’ compensation had already been determined by pre-existing employment contracts. The Compensation Committee met as needed during the fiscal year ended September 30, 2008 to consider specific contracts of executive officers, as revised from time to time, including a meeting to discuss the Hirschhorn Employment Agreement. Upon recommendation from the Compensation Committee, the Board of Directors reviews and establishes performance metrics for the current year’s annual incentive plan.
Outside Compensation Advice
The Compensation Committee may also seek compensation advice from our Advisory Board. The individuals on our Advisory Board advise the Board of Directors on compensation plan design issues, regulatory changes and best practices related to compensation.
Benchmarking Process
When making compensation decisions, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. Though we generally target salary levels at the median of our peer group, total compensation may exceed or fall below the median for Chief Executive Officer and Chief Financial Officer. Since one of the objectives of our compensation program is to consistently reward and retain top performers, actual compensation will vary depending on the individual and our overall performance.
Compensation of Executive Officers
Mr. Hirschhorn joined us as Co-Chief Executive Officer and Co-Chief Financial Officer in July 2005 during a period when we were discontinuing active operations and entering a new industry. In order to attract Mr. Hirschhorn, we negotiated a compensation package with Mr. Hirschhorn that provided increasing annual salaries as we grow and other incentives that align his interests with those of our stockholders. Mr. Hirschhorn entered into an initial employment agreement, effective July 18, 2005, in which he received annual base salaries for the years ending July 18, 2006, 2007 and 2008, of $204,000, $240,000 and $360,000, respectively, and was eligible for an annual target incentive bonus of up to 300% of the applicable base salary. This bonus was payable upon achievement of certain performance targets set by the Board of Directors. Under his employment agreement, Mr. Hirschhorn was guaranteed annual incentive bonuses of $50,000, $75,000 and $100,000. Mr. Hirschhorn was also issued no less than 50,000 vested shares of our restricted Common Stock annually beginning with the second year of his employment agreement. At the time of his hire, Mr. Hirschhorn was also issued 1,250,000 restricted shares of our Common Stock. The cash components of Mr. Hirschhorn’s compensation package were intentionally set below market with performance incentives that would compensate him as we grew. The combination of Mr. Hirschhorn’s compensation structure and the equity awards granted to him at the time of his hire created a heavy weighting on long-term incentives. Effective July 1, 2008, Mr. Hirschhorn entered into the Hirschhorn Employment Agreement. Under the terms of the Hirschhorn Employment Agreement, Mr. Hirschhorn will receive annual base salaries for the years ending July 1, 2009, 2010, 2011, 2012 and 2013 of $480,000, $540,000, $600,000, $630,000 and $661,500, respectively, and he is eligible for an annual incentive bonus as determined by the Compensation Committee of an amount not exceeding three times the base salary or 10% of our EBITDA for the immediately preceding fiscal year. Mr. Hirschhorn has also received options to purchase up to 6,250,000 shares of Common Stock at an initial exercise price of $0.625 per share. Mr. Hirschhorn’s shares vest according to the following schedule: 1,250,000 shares vested on July 1, 2009; 1,250,000 shares vest on July 1, 2010; 1,250,000 shares vest on July 1, 2011; 1,250,000 shares vest on July 1, 2012; and the last 1,250,000 vest on July 1, 2013.

Mr. Parker joined us as Co-Chief Executive Officer and Co-Chief Financial Officer in July 2005, during a period when we were discontinuing active operations and entering a new industry. Mr. Parker entered into an employment agreement, effective July 18, 2005, in which he receives a base salary of $96,000 per year and was eligible for guaranteed annual bonuses for the years ending July 18, 2006, 2007 and 2008 of $25,000, $50,000 and $75,000, respectively. At the time of his hire, Mr. Parker was issued 350,000 restricted shares of our Common Stock. Mr. Parker has not been provided equity grants in the form of stock options, warrants or premium-priced options. The equity awards granted to Mr. Parker at the time of his hire created a heavy weighting on long-term incentives. Mr. Parker resigned as Co-Chief Executive Officer and Co-Chief Financial Officer in September 2007 and continues to serve on the Board of Directors as a non-executive director with no salary. Pursuant to his resignation, 48,611 of his shares are in the process of being cancelled and returned to authorized but unissued status.
Mr. Smith re-joined us as Chief Financial Officer in September 2007. In order to attract Mr. Smith, we agreed to a compensation package set forth in an employment agreement, dated October 10, 2007, in which Mr. Smith received a base salary of $275,000 per fiscal year and was eligible to receive an annual incentive bonus as determined by our Board of Directors or the Compensation Committee. That employment agreement with Mr. Smith was terminated on October 9, 2008. Under this agreement, Mr. Smith was also granted an option to purchase 600,000 shares of Common Stock at an exercise price of $0.3125 per share under our 2001 Stock Options/Stock Issuance Plan. Provided that Mr. Smith was employed by us on the applicable vesting dates, the shares underlying these options vested according to the following schedule: 150,000 shares vested upon the grant of the option; 150,000 shares vested on October 10, 2008; and the remaining 300,000 shares were to vest on October 10, 2009. 150,000 shares vested immediately upon the grant of the option and 150,000 shares vested on October 10, 2008. Because Mr. Smith ceased to be our Chief Financial Officer as of January 26, 2009, the remaining 300,000 shares underlying the option never vested. All of Mr. Smith’s options expired unexercised on April 26, 2009, as a result of his termination as Chief Financial Officer.
Mr. Parkerson was appointed as our Chief Financial Officer to replace Mr. Smith on January 30, 2009. Mr. Parkerson’s employment with us is governed by an Executive Services Agreement, dated June 27, 2008, by and between us and Tatum, whereby we will (i) pay Mr. Parkerson a salary of $21,000 per month, plus other customary employment-related costs, in exchange for Mr. Parkerson’s service and (ii) pay Tatum a fee of $9,000 per month in exchange for Tatum making Mr. Parkerson available to us and Tatum’s intellectual capital for use in Mr. Parkerson’s employment relationship with us. Pursuant to the Executive Services Agreement, we have the opportunity to make Mr. Parkerson a full-time employee of the company at any time by entering into another form of Tatum agreement, which will be negotiated at such time. In addition, we will consider paying to Mr. Parkerson and Tatum a total cash bonus of up to 50% of the total salary and fees paid during the term of the Executive Services Agreement.
Details regarding the current compensation packages of Messrs. Hirschhorn, Smith and Parkerson are contained in the tables that follow and descriptions of the Hirschhorn Employment Agreement and our employment agreement with Mr. Parkerson are described below as well. We continue to evaluate the components and level of compensation for our executive management.
Components of the Executive Compensation Program
Though we feel it is important to provide competitive cash compensation, we believe that a substantial portion of executive compensation should be performance-based. We believe it is essential for executives to have a meaningful equity stake linked to our long-term performance and, therefore, we have created compensation packages that aim to foster an owner-operator culture. Other than base salary, compensation of our executive officers and other key associates is also largely comprised of variable or “at risk” incentive pay linked to our financial and stock performance and individual contributions. Other factors we consider in evaluating executive compensation include internal equity, external market and competitive information, assessment of individual performance, level of responsibility, and the overall expense of the program. In addition, we also strive to offer competitive benefits and appropriate perquisites.

Base Salary
Base salary represents the fixed component of our executive officers’ compensation. Following review and recommendation of the Compensation Committee, the Board of Directors sets base salary levels based upon experience and skills, position, level of responsibility, the ability to replace the individual, and market practices. The Compensation Committee reviews base salaries of the executive officers annually and approves all salary increases for the executive officers. Increases are based on several factors, including the Compensation Committee’s assessment of individual performance and contribution, promotions, level of responsibility, scope of position and competitive market data. These salaries are below the salary level normally provided to a Chief Executive Officer and/or Chief Financial Officer of a company of comparable size, complexity, and performance and below the median level of our peer group.
Annual Cash Incentives
Our executive officers have the opportunity to earn cash incentives for meeting annual performance goals. Following review and recommendation of the Compensation Committee, the Board of Directors establishes financial and performance targets and opportunities linked to our overall performance.
Long-Term Equity Incentives
Our executive officer compensation is heavily weighted in long-term equity, as we believe superior stockholder returns are achieved through an ownership culture that encourages a focus on long-term performance by our executive officers. By providing our executive officers with an equity stake in our future, we are better able to align the interests of our executive officers and our stockholders. In establishing long-term equity incentive grants for our executive officers, the Compensation Committee reviews certain factors, including the outstanding equity grants held both by the individual and by our executives as a group, total compensation, performance, accumulated wealth analysis that includes projections of the potential value of vested equity (which is prepared reflecting assumptions about future stock price growth rates), the vesting dates of outstanding grants, tax and accounting costs, potential dilution and other factors.
Perquisites and Other Benefits
We do not generally provide material perquisites that are not, in the Board of Directors’ view, integrally and directly related to the executive officers’ duties. Our executive officers also participate in other broad-based benefit programs that are generally available to our salaried employees, including health, dental and life insurance programs.
Retirement Plans
The Board of Directors believes that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing methods for those individuals to save for retirement. We currently do not have an established a retirement plan solely for our executive officers, but may create one in the future.

Benefits Upon Termination of Employment
We have employment agreements with Mr. Hirschhorn, our Chief Executive Officer, Mr. Rice, an executive officer of RHA, and Mr. Parkerson, our Chief Financial Officer. During the fiscal year ended September 30, 2008, we also had an employment agreement with Mr. Smith, our former Chief Financial Officer, which terminated on October 8, 2008. The agreement with Mr. Hirschhorn provides that in the event Mr. Hirschhorn is terminated without cause we are obligated to pay Mr. Hirschhorn certain lump sum payments, as set forth below in the table entitled “The Fiscal Year Ended September 30, 2008 — Potential Payments Upon Termination or Change in Control.” The agreement with Mr. Smith provided that in the event Mr. Smith’s employment was terminated without cause or upon death or disability, we were obligated to pay Mr. Smith certain severance payments, as set forth below in the table entitled “The Fiscal Year Ended September 30, 2008 — Potential Payments Upon Termination or Change in Control.” Mr. Parkerson joined us as our Chief Financial Officer on January 30, 2009. Mr. Rice joined us as President and Chief Operating Officer of RHA in November of 2008. Mr. Rice entered into an employment agreement, effective November 10, 2008, pursuant to which he will receive an annual base salary of $275,000 per fiscal year. In the event Mr. Rice’s employment is terminated without cause or upon death or disability, RHA is obligated to pay Mr. Rice certain severance payments. If the termination occurs after Mr. Rice has been employed for less than twelve consecutive months, he shall receive the continued payment of his base salary for six months following the termination date. If the termination occurs after Mr. Rice has been employed for at least twelve consecutive months, he shall receive the continued payment of his base salary for twelve months following the termination date. Mr. Parkerson has no benefits upon termination.
The Board of Directors believes that the severance provisions contained in the employment agreements described above are an important element in attracting and retaining executive officers. See “The Fiscal Year Ended September 30, 2008 — Potential Payments Upon Termination or Change in Control” below for information with respect to potential payments and benefits under these employment agreements and our other compensation arrangements upon the termination of our executive officers.
Tax and Accounting Matters
Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that any of the executive compensation arrangements for the fiscal year ended September 30, 2008 will result in the loss of a tax deduction pursuant to Section 162(m). The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future.
We operate our compensation programs with the intention of complying with Section 409A of the Code. Effective February 1, 2006, we began accounting for stock-based compensation with respect to our long-term equity incentive award programs in accordance with the requirements of SFAS 123(R).

THE FISCAL YEAR ENDED SEPTEMBER 30, 2008, SEPTEMBER 30, 2007 AND JANUARY 31, 2007 SUMMARY EXECUTIVE COMPENSATION TABLE
The following table sets forth information concerning total compensation paid or earned during the fiscal year ended September 30, 2008, September 30, 2007 and January 31, 2007 for the persons who served during the fiscal year ended September 30, 2008, Transition Period 2007 and Fiscal 2007 as our Chief Executive Officers and Chief Financial Officers. These are our only two executive officers. Additionally, in accordance with Item 402 of Regulation S-K of the Exchange Act, the table includes information on compensation paid or earned by our current Chief Financial Officer, Mr. Parkerson, in the fiscal year ended September 30, 2008, although his service as Chief Financial Officer did not begin until January 30, 2009. As reflected in the tables below, the primary components of our compensation program are cash compensation, consisting of a mix of base salary and cash bonus compensation and equity compensation, consisting of restricted stock grants.

								Non-	Change in
								Equity	Pension
								Incentive	Value and
								Plan	Nonqualified	All other
					Stock		Option	Compen-	Deferred	Compen-
		Salary	Bonus		Awards		Awards	sation	Compensation	sation		Total
Name and Principal Position	Year	($)	($)		($)		($)	($)	Earnings	($)		($)
David Hirschhorn	Fiscal 2007 — Jan. 31, 2007	$223,724	$88,697	(1)	$88,333	(2)	—	—	—	—		$395,754
Chief Executive Officer	The Transition Period ended Sep. 30, 2007	$183,508	—	(3)	$99,041	(4)	—	—	—	—		$282,549
(formerly Co-Chief Executive Officer and Co-Chief Financial Officer)	Sep. 30, 2008	$360,000	$225,000		—		$3,704,807	—	—	$37,163		$4,326,970

Todd Parker	Fiscal 2007 — Jan. 31, 2007	$96,000	$63,698	(5)	$23,333	(6)	—	—	—	—		$183,051
Co-Chief Executive Officer	The Transition Period ended Sep. 30, 2007	—	—		—		—	—	—	—		—	(7)
and Co-Chief Financial Officer (resigned Sep. 2007)	Sep. 30, 2008	—	—		—		—	—	—	—		—	(7)

Dennis M. Smith	Fiscal 2007 — Jan. 31, 2007	—	—		—		$47,162	—	—	$300,000	(8)	$347,162
former Chief Financial Officer	The Transition Period ended Sep. 30, 2007	—	—		—		—	—	—	$200,000	(9)	$200,000
	Sep. 30, 2008	$275,000	—		—		$50,000	—	—	$8,230		$333,230

Donald C. Parkerson,	Fiscal 2007 — Jan. 31, 2007	—	—		—		—	—	—	—		—
current Chief Financial Officer	The Transition Period ended Sep. 30, 2007	—	—		—		—	—	—	—		—
	Sep. 30, 2008	$63,000	—		—		—	—	—	—		$63,000

(1)	Mr. Hirschhorn was entitled to a guaranteed bonus payment in the amount of $88,697 in Fiscal 2007. He did not receive this bonus in Fiscal 2007.

(2)	Pursuant to the Hirschhorn Employee Agreement, Mr. Hirschhorn was granted 1,250,000 restricted shares of Common Stock upon becoming our Co-Chief Executive Officer. Such shares were subject to forfeiture if the entire term of the agreement was not completed, with one-third (1/3) of these shares of Common Stock becoming non-forfeitable annually. 416,666 of these shares of Common Stock became non-forfeitable at an average share price of $0.20 in Fiscal 2007.

(3)	Mr. Hirschhorn was entitled to a guaranteed bonus payment in the amount of $56,250 during Transition Period 2007. He did not receive this bonus during Transition Period 2007, but we have reserved this bonus amount in our financial statements.

(4)	Pursuant to the Hirschhorn Employment Agreement, Mr. Hirschhorn was granted 1,250,000 restricted shares of Common Stock upon becoming our Co-Chief Executive Officer. Such shares were subject to forfeiture if the entire term of the agreement was not completed. During Transition Period 2007, 275,114 of these shares accrued and have been recognized for financial statement reporting purposes.

(5)	Mr. Parker was entitled to a guaranteed bonus in the amount of $63,698 in Fiscal 2007. He did not receive this bonus in Fiscal 2007.

(6)	Pursuant to his employment agreement, Mr. Parker was granted 350,000 restricted shares of Common Stock upon becoming our Co-Chief Executive Officer. Such shares were subject to forfeiture if the entire term of the agreement was not completed, with one-third (1/3) of these shares of Common Stock becoming non-forfeitable annually. 116,666 of these shares of Common Stock became non-forfeitable at an average share price of $0.20 in Fiscal 2007. Pursuant to his resignation, 48,611 of his shares are in the process of being cancelled and returned to authorized but unissued status.

(7)	Mr. Parker did not earn or receive any compensation during Transition Period 2007.

(8)	Mr. Smith earned $300,000 in consulting fees in respect of consulting services he provided to us during Fiscal 2007.

(9)	Mr. Smith earned $200,000 in consulting fees in respect of consulting services he provided to us during Transition Period 2007 prior to becoming our Chief Financial Officer.
THE FISCAL YEAR ENDED SEPTEMBER 30, 2008 — GRANTS OF PLAN-BASED AWARDS
On October 10, 2007, subsequent to the completion of Transition Period 2007, our Board of Directors approved the grant of an option pursuant to the 2001 Stock Options/Stock Issuance Plan to acquire an aggregate of 600,000 shares of Common Stock at an exercise price of $0.3125 to Mr. Smith, following his appointment as our Chief Financial Officer. Provided that Mr. Smith was employed by us on the applicable vesting dates, the shares underlying these options vested according to the following schedule: 150,000 shares vested upon the grant of the option; 150,000 shares vested on October 10, 2008; and the remaining 300,000 shares were to vest on October 10, 2009. Mr. Smith’s employment agreement terminated on October 9, 2008, but 150,000 shares vested immediately upon the grant of the option and 150,000 shares vested on October 10, 2008. Because Mr. Smith ceased to be our Chief Financial Officer as of January 26, 2009, the remaining 300,000 shares underlying the option never vested. All of Mr. Smith’s options expired unexercised on April 26, 2009, as a result of his cessation of service as Chief Financial Officer. On July 1, 2008, our Compensation Committee approved the issuance of options to purchase 6,250,000 shares of our Common Stock pursuant to the 2001 Plan to Mr. Hirschhorn. These options are exercisable for a period of seven years at an exercise price of $0.625 per share.

GRANTS OF PLAN-BASED AWARDS
All
								Other	All Other
								Stock	Option
								Awards:	Awards:
								Number	Number	Exercise	Grant
		Estimated Future Payouts			Estimated Future Payouts			of	of	or Base	Date Fair
		Under Non-Equity			Under Equity			Shares	Securities	Price of	Value of
		Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
David Hirschhorn Chief Executive Officer (formerly Co-Chief Executive Officer and Co-Chief Financial Officer)	7/1/08	—	—	—	—	—	—	—	6,250,000	$0.625	$3,704,807

Dennis M. Smith Chief Financial Officer (resigned January 26, 2009)	10/10/07	—	—	—	—	—	—	—	600,000	$0.3125	$50,000

Donald C. Parkerson, Chief Financial Officer (effective January 30, 2009)	—	—	—	—	—	—	—	—	—	—	—

OUTSTANDING EQUITY AWARDS AT THE FISCAL YEAR ENDED SEPTEMBER 30, 2008
The following table summarizes information with respect to our outstanding equity awards held by the then seated executive officers of the company at September 30, 2008.

	Option Awards							Stock Awards
Equity
Incentive
Plan
										Equity	Awards:
										Incentive	Market or
				Equity						Plan	Payout
				Incentive						Awards:	Value
				Plan						Number of	of
				Awards:						Unearned	Unearned
				Number						Shares,	Shares,
	Number of		Number of	of				Number of		Units	Units
	Securities		Securities	Securities				Shares or	Market Value	or Other	or Other
	Underlying		Underlying	Underlying				Units of	of Shares or	Rights	Rights
	Unexercised		Unexercised	Unexercised		Option		Stock	Units of Stock	That Have	That Have
	Options		Options	Unearned		Exercise	Option	That Have	That Have	Not	Not
	(#)		(3)	Options		Price	Expiration	Not Vested	Not Vested	Vested	Vested
Name	Exercisable		Unexercisable	(#)		($)	Date	($)	($)	($)	($)
David Hirschhorn, Chief Executive Officer (formerly Co-Chief Executive Officer and Co-Chief Financial Officer)	—		6,250,000	—		0.625	07/01/15	—	—	—	—

Dennis M. Smith, Chief Financial Officer (resigned January 26, 2009)	150,000	(2)	—	450,000	(2)	(2)	(2)	—	—	—	—

Donald C. Parkerson, Chief Financial Officer (effective January 30, 2009)	—		—	—		—	—	—	—	—	—

(1)	On July 1, 2008, our Compensation Committee approved the issuance of options to purchase 6,250,000 shares of our Common Stock pursuant to the 2001 Stock Options/Stock Issuance Plan to Mr. Hirschhorn. These options are exercisable for a period of seven years at an exercise price of $0.625 per share.

(2)	On December 12, 2006, our Board of Directors approved the grant of an option to acquire an aggregate of 120,000 shares of Common Stock at an exercise price of $0.42 per share to Mr. Smith, in his capacity as our director and consultant. The shares underlying the option granted to Mr. Smith vested in quarterly increments over three years, beginning on the effective issuance date of December 12, 2006. As of September 30, 2008, 70,000 shares underlying the option were fully vested. The remaining 50,000 shares underlying the option are unvested.

On October 10, 2007, subsequent to the completion of Transition Period 2007, our Board of Directors approved the grant of an option pursuant to the 2001 Stock Options/Stock Issuance Plan to acquire an aggregate of 600,000 shares of Common Stock at an exercise price of $0.3125 to Mr. Smith, following his appointment as our Chief Financial Officer. Provided that Mr. Smith was employed by us on the applicable vesting dates, the shares underlying these options vested according to the following schedule: 150,000 shares vested upon the grant of the option; 150,000 shares vested on October 10, 2008; and the remaining 300,000 shares were to vest on October 10, 2009. Mr. Smith’s employment agreement terminated on October 9, 2008, but 150,000 shares vested immediately upon the grant of the option and 150,000 shares vested on October 10, 2008. Because Mr. Smith ceased to be our Chief Financial Officer as of January 26, 2009, the remaining 300,000 shares underlying the option never vested. All of Mr. Smith’s options expired unexercised on April 26, 2009, as a result of his cessation of service as Chief Financial Officer.
OPTION EXERCISES AND STOCK VESTED DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 2008
No options were exercised by our executive officers during the fiscal year ended September 30, 2008 and no stock awards vested.
PENSION BENEFITS
We do not currently provide pension benefits to our executive officers or employees.

THE FISCAL YEAR ENDED SEPTEMBER 30, 3008 — NON-QUALIFIED DEFERRED COMPENSATION
No awards of non-qualified deferred compensation were made during the fiscal year ended September 30, 2008.
THE FISCAL YEAR ENDED SEPTEMBER 30, 2008 — POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL
The following tables show the estimated amount of potential payments, as well as estimated value of continuing benefits, assuming the executive officer’s employment terminated effective September 30, 2008 and based on compensation and benefit levels in effect on September 30, 2008. Due to the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive’s termination.
DAVID HIRSCHHORN, CHIEF EXECUTIVE OFFICER (FORMERLY CO-CEO and CO-CFO)

Involuntary
Termination
	Voluntary			Without Cause
	Termination	Involuntary Not		or Termination
Benefits/Payments	(including	For Cause	For Cause	for Good	Death or
Upon Termination	Retirement)	Termination	Termination	Reason	Disability
Salary(1)	$120,000	$1,440,000	$120,000	$1,440,000	$1,440,000
Accelerated Vesting of Deferred Compensation	—	—	—	—	—
Compensation(2)	—	—	—	—	$1,000,000	(3)
Accelerated Vesting of Options	—	—	—	—	—
Continuation of Insurance Benefits	—	—	—	—	—

(1)	In the event of Mr. Hirschhorn’s voluntary termination, we shall pay Mr. Hirschhorn any amount of base salary earned by, but not yet paid to, Mr. Hirschhorn through the effective date of termination.

(2)	In the event of Mr. Hirschhorn’s voluntary termination, we shall pay Mr. Hirschhorn (i) all benefits that have been earned by or vested in, and are payable to, Mr. Hirschhorn under and subject to the terms (including all eligibility requirements) of, the compensation and benefit plans in which Mr. Hirschhorn participated through the effective date of termination; (ii) all reimbursable expenses due, but not yet paid, to Mr. Hirschhorn as of the effective date of termination; and (iii) an amount equal to all accrued and unused paid vacation or time off, calculated in accordance with our paid vacation or time off policies, practices and procedures (including authorized deductions and the deductions required by law), as of the effective date of termination.

(3)	Mr. Hirschhorn’s employment agreement provides that he shall receive, and the Company shall pay the premiums for, a term life insurance policy with a death benefit of $1,000,000 for the first year of the agreement; $1,500,000 for the second and third years of the agreement; and $2,000,000 for each of the fourth and fifth years of the agreement. At the current time, the Company has not yet put the insurance policy in place.

DONALD C. PARKERSON, CHIEF FINANCIAL OFFICER

Involuntary
Termination
	Voluntary			Without Cause
	Termination	Involuntary Not		or Termination
Benefits/Payments	(including	For Cause	For Cause	for Good	Death or
Upon Termination	Retirement)	Termination	Termination	Reason	Disability
Salary(1)	$0	$0	$0	$0	$0
Accelerated Vesting of Deferred Compensation	—	—	—	—	—
Compensation	—	—	—	—	—
Accelerated Vesting of Options	—	—	—	—	—
Continuation of Insurance Benefits	—	—	—	—	—

(1)	Mr. Parkerson’s employment with us is governed by an Executive Services Agreement, dated June 27, 2008. Pursuant to such agreement, the Company must provide 30 days notice of the termination of Mr. Parkerson’s employment and Mr. Parkerson will continue to perform for such 30 day period. No termination payments are required under the Executive Services Agreement.
THE FISCAL YEAR ENDED SEPTEMBER 30, 2008 — DIRECTOR COMPENSATION
We did not compensate non-employee members of our Board of Directors during the fiscal year ended September 30, 2008.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended September 30, 2008, Dr. Schwartz and Mr. Sells served as members of the Compensation Committee. None of the members of the Compensation Committee was an officer or employee of ours or of our subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K of the Exchange Act. Additionally, during the fiscal year ended September 30, 2008, none of our executive officers was a member of the board of directors, or any committee thereof, of any other entity where an executive officer of that entity served as a member of our Board of Directors, or any committee thereof.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement. Dr. Schwartz and Mr. Sells serve as members of the Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Compensation of Our Chief Executive Officer and Chief Financial Officer
Since the beginning of the fiscal year ended September 30, 3008, we have entered into employment agreements with Messrs. Hirschhorn, Smith and Parkerson.
On July 1, 2008, we entered into the Hirschhorn Employment Agreement, which sets forth the terms and provisions of Mr. Hirschhorn’s employment with us. Pursuant to the Hirschhorn Employment Agreement, the term of Mr. Hirschhorn’s employment will continue until July 1, 2013 or until terminated under Article 5 of the Hirschhorn Employment Agreement. Mr. Hirschhorn will receive a base salary of $480,000 for the first year of the Hirschhorn Employment Agreement; $540,000 for the second year of the Hirschhorn Employment Agreement; $600,000 for the third year of the Hirschhorn Employment Agreement; $630,000 for the fourth year of the Hirschhorn Employment Agreement; and $661,500 for the fifth and final year of the Hirschhorn Employment Agreement. He will be eligible to receive an annual incentive bonus as determined by the Compensation Committee of the Board of Directors in an amount not exceeding three times the Base Salary (as the term is defined in the Hirschhorn Employment Agreement) or 10% of our EBITDA for the immediately preceding fiscal year. Mr. Hirschhorn will be eligible to participate in any stock option, performance share, phantom stock or similar long-term stock-based incentive plan adopted by us for our employees in effect during his term of employment. The extent to which Mr. Hirschhorn shall participate in any such plan will be determined by the Compensation Committee.

On July 1, 2008, Mr. Hirschhorn received options pursuant to an Option Grant Agreement to purchase up to 6,250,000 shares of Common Stock at an initial exercise price of $0.625 per share. Such options shall vest in equal installments over a 5-year period commencing on July 1, 2008 and shall terminate 7 years from the date of grant.
Mr. Parkerson’s employment with us is governed by an Executive Services Agreement, dated June 27, 2008, by and between us and Tatum, whereby we will (i) pay Mr. Parkerson a salary of $21,000 per month, plus other customary employment-related costs, in exchange for Mr. Parkerson’s service and (ii) pay Tatum a fee of $9,000 per month in exchange for Tatum making available to us Mr. Parkerson and Tatum’s intellectual capital for use in Mr. Parkerson’s employment relationship with us. Pursuant to the Executive Services Agreement, we have the opportunity to make Mr. Parkerson a full-time member of Company management at any time by entering into another form of Tatum agreement, which will be negotiated at such time. In addition, we will consider paying to Mr. Parkerson and Tatum a total cash bonus of up to 50% of the total salary and fees paid during the term of the Executive Services Agreement.
On December 17, 2007, we and Mr. Smith entered into an employment agreement, effective as of October 10, 2007, to employ Mr. Smith as our Chief Financial Officer. Under the terms of the employment agreement, Mr. Smith’s service as Chief Financial Officer commenced on October 10, 2007 and continued until terminated by death, disability or written notice of either party. Pursuant to the employment agreement, Mr. Smith received a base salary of $275,000 per fiscal year. Mr. Smith additionally was entitled to receive an annual incentive bonus as determined by the Board of Directors or the Compensation Committee. Mr. Smith was eligible to participate in any stock option, performance share, phantom stock or similar long-term stock-based incentive plan adopted by us for our employees in effect during his term of employment. The extent to which Mr. Smith participated in any such plan was determined by the Compensation Committee. Mr. Smith’s employment agreement terminated on October 8, 2009 and he ceased to be our Chief Financial Officer on January 26, 2009.
On December 17, 2007, in connection with Mr. Smith’s employment agreement, we entered an Option Grant Agreement with Mr. Smith, effective as of October 10, 2007, under which we granted to Mr. Smith an incentive stock option to purchase 600,000 shares of Common Stock at an exercise price of $0.3125 per share, which option shall terminate on October 10, 2014 or earlier upon the termination of employment of Mr. Smith. Mr. Smith’s option to purchase vested incrementally according to the following vesting schedule: (1) the option to purchase up to 150,000 shares vested immediately on October 10, 2007; (2) the option to purchase up to 150,000 shares vested on October 10, 2008; and (3) the option to purchase the remaining 300,000 shares was to vest on October 10, 2009. The remaining 300,000 unvested shares, which were to vest on October 10, 2009, never vested because Mr. Smith ceased to be our Chief Financial Officer on January 26, 2009. Mr. Smith’s options expired unexercised on April 26, 2009, as a result of his cessation of service as Chief Financial Officer.
Director Independence
Our securities are not currently listed on a national securities exchange. For disclosure purposes, we have decided to use the independence standards of the NASDAQ. We believe that the Board of Directors would determine that each of Dr. Schwartz, Mr. Parker and Mr. Sells would be an “independent director” as defined in Rule 4200(a)(14) of the NASDAQ listing standards if we were listed on the NASDAQ and were asked to make a determination.
Advisory Board
On August 22, 2005, we announced the creation of an Advisory Board with seven initial members. We issued warrants to purchase up to 900,000 shares of Common Stock to Advisory Board members as compensation for their service. On November 9, 2005, we delivered 727,500 of such warrants to our seven initial Advisory Board members, with an effective issuance date of August 2, 2005. All such warrants were issued with Black-Scholes assumptions of 99% volatility, $0.35 share price, risk-free interest rates of 4.1%, and an exercise price of $0.35. The warrants become one-third vested upon issuance and vest an additional third after each calendar year. The shares underlying these warrants became fully vested in August 2007. In December 2006, our Board of Directors approved the issuance of a warrant to purchase 50,000 shares of our Common Stock at an exercise price of $0.45 per share to Steven Spector, upon his addition as a member to the Advisory Board. The shares underlying the warrant issued to Mr. Spector became fully vested on December 12, 2008. On September 11, 2007, our Board of Directors approved the issuance of warrants to purchase an aggregate of 350,000 shares of our Common Stock at an exercise price of $0.45 per share to six new members of our Advisory Board. The shares underlying these warrants become fully vested on September 13, 2009 and expire on September 13, 2009. On February 15, 2008, our Board of Directors approved the issuance of a warrant to purchase a total of 714,285 shares of our Common Stock at an exercise price of $0.45 per share to Brian Potiker, in consideration for his continued service as a member of our Advisory Board. The shares underlying the warrant issued to Mr. Potiker became fully vested on October 30, 2008 and expire on October 30, 2009.

In March 2009, in consideration for their strategic advice and assistance, Messrs. Jay Beaghan, Rod Rivera, I. Bobby Majumder, and Dr. Harley Liker, as members of our Advisory Board, were issued Advisory Board warrants to purchase an aggregate of 125,000 shares of Common Stock at an exercise price of $0.625 per share. These warrants will expire on March 16, 2012, and were issued in the following individual amounts: (i) 25,000 warrants to Mr. Beaghan; (ii) 25,000 warrants to Mr. Rivera; (iii) 25,000 warrants to Mr. Majumder; and (iv) 50,000 warrants to Dr. Liker.
Sub-Lease from HSP, Inc.
We are subleasing office space located at 433 N. Camden, Suite 810, Beverly Hills, California 90210 from HSP, Inc. which is a related entity to SMP Investments I, LLC, an affiliate of ours. The sub-lease is for a term of 5 years at a monthly rental of $4,800 per month, subject to adjustment downward based on other subtenants occupying space at the same location.
Repurchase of 49% Interest in RHA
Beginning November 18, 2008, RHA began operating under the trade name Southern Plains Medical Group. On December 11, 2008, through our subsidiary RHA, we purchased the remaining 49% issued and outstanding membership units of RHA from Carol Schuster, an individual residing in Oklahoma and holder of approximately forty-two percent (42%) of our Common Stock at such time. RHA repurchased the remainder of its issued and outstanding membership units for $1,800,000 through a series of cash payments and the issuance of a promissory note. We serve as guarantor for those payment obligations.
Exercise of Warrants
In July 2008, our Chief Executive Officer, Mr. Hirschhorn, in his capacity as President of Hope & Abel Investments, LLC, Messrs Smith and Parker each exercised a warrant in full and an aggregate of 180,000 shares of Common Stock were issued, with 60,000 shares issued to each. Also in July 2008, William A. Houlihan, a new director candidate, exercised a warrant in full and 300,000 shares of Common Stock were issued.
In August 2008, three of the initial seven Advisory Board members exercised their warrants in full and a total of 302,500 shares of Common Stock were issued. The other four initial Advisory Board members, holding a total of 425,000 shares of Common Stock, allowed their warrants to expire unexercised. The Advisory Board warrant issued to Mr. Spector, described above, expired unexercised on December 12, 2008. The warrants issued to six new Advisory Board members on September 13, 2007 and the warrant issued to Mr. Potiker remain outstanding.
In September 2008, Mr. Smith exercised a warrant to purchase 15,000 shares of Common Stock at an exercise price of $0.50 per share, which warrant was obtained through his purchase of shares of our Series 5-A Preferred Stock in September 2006.
In April 2009, SMP Investments I, LLC, a 5% or more beneficial stockholder, exercised a warrant in full and 150,000 shares of Common Stock were issued.

Review, Approval or Ratification of Transactions with Related Persons
We require disclosure of any potential transaction with related persons, conflict of interest or the taking of a corporate opportunity (as those terms are defined in our Code of Ethics). If a director or executive officer believes that a transaction or a situation may be a related-party transaction, a conflict of interest or the taking of a corporate opportunity, the matter must be brought to the attention of the Board of Directors for a determination as to whether such matter violates the intent and purpose of the Code of Ethics. If an employee believes that a transaction or a situation may be a related-party transaction, conflict of interest or the taking of a corporate opportunity, the matter must be disclosed to his or her immediate supervisor for a determination as to whether such matter violates the intent and purpose of the Code of Ethics. In reviewing a matter, the reviewing party may report it to the next level of management and to our outside counsel, or, where appropriate, to the Board of Directors. If the individual or individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the executive officer, director or employee may contact our outside counsel. Any failure to timely and accurately report any such transaction or matter is a violation of our Code of Ethics.
On May 21, 2009, we consented to a waiver of Section II.A.b of our Code of Ethics, allowing a transaction with Tatum whereby Tatum will provide us with Sarbanes-Oxley compliance consulting services. As previously discussed, our Chief Financial Officer, Donald C. Parkerson, is a partner in Tatum.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
The following graph reflects the cumulative stockholder return (change in stock price plus reinvested dividends) of a $100 investment in our Common Stock for the five-year period from January 31, 2002 through September 30, 2008, in comparison with the NASDAQ Market Index, our prior self-determined industry peer group index and our current self-determined industry peer group index1. Although our Common Stock stopped trading on the NASDAQ National Market on December 21, 2001, and now trades in the over-the-counter market, we have compared the cumulative total stockholder return of our Common Stock with the NASDAQ Market Index because we believe this provides stockholders with a broad index comparison. The comparisons are not intended to forecast or be indicative of possible future performance of our Common Stock.
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG TRI-ISTHMUS GROUP, INC.,
NASDAQ
COMPOSITE INDEX AND PEER GROUP INDEX
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 30, 2008
ASSUMES $100 INVESTED ON JAN 31, 2002

THE FISCAL YEAR ENDED	1/31/2002	1/31/2003	1/31/2004	1/31/2005	1/31/2006	9/30/2007	9/30/2008

COMPANY/INDEX/MARKET
Tri-Isthmus Group, Inc.	$100.00	$51.47	$16.47	$4.41	$26.47	$10.59	$10.59
Peer Group Index	$100.00	$100.29	$193.7	$242.22	$248.98	$182.79	$190.40
Old Peer Group Index	$100.00	$83.32	$115.12	$115.12	$117.17	$85.19	$79.43
NASDAQ Market Index	$100.00	$69.11	$107.99	$109.18	$118.38	$145.47	$101.89

[1]	Our current self-determined peer group is made up of AmSurg Corp., Community Health Systems, Inc., Health Management Associates, Inc., Novamed, Inc., and Universal Health Services, Inc. Our prior self-determined peer group index is made of Community Health Systems, Inc., Health Management Associates, Inc., and Lifepoint Hospitals, Inc.

WHERE YOU CAN FIND MORE INFORMATION
Our 2008 Annual Report, together with this Proxy Statement, is available online at www.envisionreports.com/TISG; however, the 2008 Annual Report is not part of the proxy solicitation materials. Paper copies of our 2008 Annual Report, as well as paper copies of the Proxy Statement and a paper Proxy Card, may be obtained without charge through the procedures described in the Notice of Internet Availability of Proxy Materials.
OTHER MATTERS
We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention David Hirschhorn and Todd Parker to vote the shares they represent as the Board of Directors may recommend.

TRI-ISTHMUS GROUP, INC.
433 North Camden Drive #810
Beverly Hills, California 90210
This Proxy is Being Solicited on Behalf of the Board of Directors
The undersigned stockholder(s) of Tri-Isthmus Group, Inc., a corporation organized under the laws of the State of Delaware, hereby appoint(s) David Hirschhorn and Todd Parker or either of them as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Tri-Isthmus Group, Inc., which the undersigned is or may be entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, September 29, 2009, at 10:00 a.m. local time, at the offices of K&L Gates LLP, 1717 Main Street, Suite 2800, Dallas, TX 75201, or any adjournments or postponements thereof.
(Continued and to be dated and signed on reverse side)

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DETACH PROXY CARD HERE

The Board of Directors recommends a vote FOR the proposals below.
1.	To elect five (5) directors to serve until the 2010 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

☐ FOR all nominees listed (except those nominees whose names have been stricken pursuant to the instruction below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed
Nominees: David Hirschhorn, Todd Parker, Robert N. Schwartz, Ph.D., Richardson E. Sells and William A. Houlihan.
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above)
2.	To amend the Company’s Certificate of Incorporation to change the Company’s name from Tri-Isthmus Group, Inc. to First Physicians Capital Group, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To approve the ratification of the appointment of Whitley Penn LLP, as the independent accountants of the Company for the fiscal year ending September 30, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.
If no direction is made, this proxy will be voted “FOR” each of the nominees for director in Proposal 1, and “FOR” Proposals 2 and 3.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated August 20, 2009.

Date:

Signature:

(Signature)

Title:

Signature:

(Signature if held jointly)

Title:

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

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